                                                                   EXHIBIT 4.1.3

                               AMENDMENT NO. 4 TO

                   AMENDED AND RESTATED REGISTRATION AGREEMENT

        This Amendment No. 4 to Amended and Restated Registration Agreement (the "4th Amendment")is entered into effective as of May 18, 2000, by and among Plantronics, Inc., a Delaware corporation (the "Company") and Citicorp Venture Capital, Ltd., a new York corporation ("CVC"), Trude C. Taylor ("Taylor"), and David A. Wegmann ("Wegmann") (collectively referred to as the "Stockholders").

                                    RECITALS

    A. The Stockholders and the Company are parties to an Amended and Restated Registration Agreement, dated as of December 29, 1989 (the "Registration Agreement") (all capitalized terms not otherwise defined in this 4th Amendment shall have the meanings set forth in the Registration Agreement).

    B. The Company is successor in interest to PI Parent Corporation, a party to the Registration Agreement, as amended.

    C. The Stockholders, the Company and certain former stockholders of the Company entered into that certain Amendment No. 3 to the Registration Agreement, dated as of October 21, 1993 (the 3rd Amendment"), pursuant to which, subject to all other terms and conditions of the Registration Agreement, registration rights under the Registration Agreement were granted to officers or key employees of the Company upon exercise of options granted to such officers or key employees under the Company's 1993 Stock Plan (such officer or key employee option holders hereafter referred to as "Option Holders").

    D. The parties to this Amendment desire to enter into this 4th Amendment in order to amend the Registration Agreement to cancel the inclusion of the Option Holders as parties to the Registration Agreement as of the effective date of this 4th Amendment.

    E. The Stockholders entering into this 4th Amendment hold more than a majority of the Registrable Securities as that term is defined in the Registration Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this 4th Amendment agree as follows:

        1. TERMINATION OF REGISTRATION RIGHTS OF OPTION HOLDERS. Effective as of May 18, 2000, the terms and provisions of the 3rd Amendment are hereby canceled and no further force and effect. From and after May 18, 2000, holders of options to acquire common stock of Plantronics under the Company's 1993 Stock Plan or any other option plans, shall have no rights under the Registration Agreement, including but not limited to the right to join or treat any


                                       1
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shares of common stock acquired by exercise of any option granted under the 1993
Stock Plan as Registrable Securities under the Registration Agreement.

        2. EFFECT OF 4TH AMENDMENT. This 4th Amendment supplements and amends the Registration Agreement, as the same is previously amended. Where the provisions of this 4th Amendment are in conflict with the Registration Agreement, as amended, the provisions of this 4th Amendment shall control. Except as expressly amended by this 4th Amendment, all other terms and provisions of the Registration Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Amended and Restated Registration Agreement effective as of the date first written above.

PLANTRONICS, INC.


By:  /s/ Kevin Goodwin
     ----------------------------------
         Kevin Goodwin

Title:  Vice President, General Counsel and
        Secretary


CITICORP VENTURE CAPITAL, LTD.

By:  /s/ M. Saleem Muqaddam
     ----------------------------------
         M. Saleem Muqaddam

Title:   Vice President



/s/ Trude C. Taylor
---------------------------------------
Trude C. Taylor



/s/ David A. Wegmann
---------------------------------------
David A. Wegmann

                                                   ESTATE OF FRANK A. SCHILLACI


/s/ Mary A. Manders                       By: /s/ Derry W. Schillaci
------------------------------------          ----------------------------------
Mary A. Manders

/s/ Susan B. Tomely                       /s/ Salvador Perez
------------------------------------      --------------------------------------
Susan B. Tomley                           Salvador Perez


/s/ Thomas W. Stuart                      /s/ Robert D. Lee
------------------------------------      --------------------------------------
Thomas W. Stuart                          Robert D. Lee


/s/ John Tymoczko, Jr.                    /s/ Fred G. Wolfrum
------------------------------------      --------------------------------------
John Tymoczko, Jr.                        Fred G. Wolfrum


/s/ Robert J. Bernardi                    /s/ Carlos E. Garner
------------------------------------      --------------------------------------
Robert J. Bernardi                        Carlos E. Garner

ESTATE OF TIMOTHY J. RYAN


By: /s/ Jane Ryan                         /s/ Robert J. Richardson
    --------------------------------      --------------------------------------
                                          Robert J. Richardson


                                         /s/ David M. Doden
----------------------------------       ------------------------------------
Lawrence W. Ward, Jr.                    David M. Doden


/s/ Dan L. Kinney                        /s/ Marvin Tseu
----------------------------------       ------------------------------------
Dan L. Kinney                            Marvin Tseu


/s/ Pierre Matteau                       /s/ Richard R. Sivertson
----------------------------------       ------------------------------------
Pierre Matteau                           Richard R. Sivertson


/s/ Michel A. Ebertin
----------------------------------
Michel A. Ebertin

                                    EXHIBIT A

                                JOINDER AGREEMENT

        The undersigned, a recipient of options to acquire shares of the Common Stock, par value $.01 per share, of PI Parent Corporation, a Delaware corporation (the "Company") under the terms of the 1993 Stock Option Plan of the Company, hereby acknowledges and agrees that upon his or her execution and delivery of this Joinder Agreement, and the purchase by him or her of Common Stock in accordance with the 1993 Stock Option Plan, he or she shall become a party to that certain Amended and Restated Registration Agreement dated as of December 29, 1989, as amended, among the Company and its stockholders and thereafter shall be deemed an "Executive" for all purposes under such Amended and Restated Registration Agreement.

        The undersigned has duly executed this Joinder Agreement as of this _____day of _____________________, 199__.


                                          --------------------------------------
                                          Name: